UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013 (June 6, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 7, 2013, American Realty Capital Properties, Inc. (the “Company”) closed on a previously announced private placement transaction for the sale and issuance of approximately 29.4 million shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $15.47 per share, for an aggregate purchase price of $455 million (the “Common Stock Transaction”). Concurrently with the closing of the Common Stock Transaction, the Company closed on a previously announced private placement transaction for the sale of approximately 28.4 million shares (the “Preferred Shares”) of a new series of the Company’s 5.81% convertible preferred stock designated as Series C Convertible Preferred Stock, at a purchase price of $15.67 per share, for an aggregate purchase price of $445 million (the “Preferred Stock Transaction”). After deducting for fees and expenses, the aggregate net proceeds from (i) the Common Stock Transaction were approximately $453 million and (ii) the Preferred Stock Transaction were approximately $443 million, for aggregate net proceeds from both transactions of approximately $896 million.

The Company filed a Current Report on Form 8-K on June 5, 2013 reporting, among other things, that it entered into definitive purchase agreements with respect to the Common Stock Transaction and the Preferred Stock Transaction (the “Initial Report”). The Initial Report had the following two typographical errors with respect to the Preferred Shares and the Preferred Stock Transaction: (i) the Initial Report disclosed that the net proceeds from the sale of the Preferred Shares was expected to be approximately $453 million and (ii) the Initial Report disclosed, in the Convertible Preferred Stock Purchase Agreement (as defined in Item 1.01 of this Current Report on Form 8-K) for the Preferred Stock Transaction attached as Exhibit 10.2 thereto, that the purchase price per Preferred Share was $15.76. As described above, the purchase price per Preferred Share was $15.67 (not $15.76) and the aggregate net proceeds from the Preferred Stock Transaction were approximately $443 million (not $453 million). Such information updates and replaces the errors contained in the Initial Report as described above.

Item 1.01. Entry into a Material Definitive Agreement.

Contingent Value Rights Agreements

On June 7, 2013, pursuant to the Securities Purchase Agreement by and among the Company and the investors party thereto (the “Investors”) related to the Common Stock Transaction (the “Securities Purchase Agreement”), upon the closing of the Common Stock Transaction, the Company entered into contingent value rights agreements (the “Common Stock CVR Agreements”) with each of the Investors. Pursuant to each Common Stock CVR Agreement, the Company issued to each Investor an amount of contingent value rights (the “Common Stock CVR’s”) equal to the number of Common Shares purchased by each such Investor. On the 61st trading day (the “Common CVR Test Date”) following the closing of the Common Stock Transaction, the Company will calculate the volume-weighted average trading price (“VWAP”) for the Common Stock for the 30th – 60th trading days following the closing of the transactions contemplated by the Securities Purchase Agreement (the “Common CVR Period VWAP”). Within five business days after the Common CVR Test Date, the Company will pay to each holder of Common Stock CVR’s, in immediately available funds, an amount, equal to (a) the number of Common Stock CVR’s held by the holder on the Common CVR Test Date multiplied by (b) the amount, not to exceed $1.50, equal to the difference between $15.47 (the per Common Share purchase price), as may be adjusted from time to time, and the Common CVR Period VWAP.

Additionally, on June 7, 2013, pursuant to the Convertible Preferred Stock Purchase Agreement by and among the Company and the Investors related to the Preferred Stock Transaction (the “Convertible Preferred Stock Purchase Agreement”), the Company entered into contingent value rights agreements (the “Convertible Preferred Stock CVR Agreements”) with each of the Investors. Pursuant to each such Convertible Preferred Stock CVR Agreement, the Company issued to the Investors an amount of contingent value rights (the “Convertible Preferred Stock CVR’s”) equal to the number of Preferred Shares purchased by each such Investor. In the event that the Company converts (regardless of whether such shares are actually converted) Preferred Shares into shares of Common Stock in accordance with the terms of the Articles Supplementary (as defined in Item 3.03 of this Current Report on Form 8-K), on the 121st trading day following such conversion election date (the "Preferred CVR Test Date"), the Company will calculate the VWAP for the Common Stock for the 90th – 120th trading days following the conversion election date (the “Preferred CVR Period VWAP”). Within five business days after the Preferred CVR Test Date, the Company will pay to each holder of Convertible Preferred Stock CVR’s, in immediately available funds, the amount, if any, with respect to each share of Common Stock into which shares of Preferred Stock were converted (regardless of whether any such shares are actually converted) held by such holder (and/or its assignees) on the Preferred CVR Test Date equal to: (i) the number of such shares of Common Stock at the close of business on the Preferred CVR Test Date multiplied by (ii) the amount, not to exceed $2.00, equal to the difference between (A) the lowest of (i) a 2% discount to the VWAP of the Common Stock for the 10 trading days prior to the conversion election date, (ii) a 2% discount to the closing price of the Common Stock on the date of the conversion election date and (iii) $15.67 (the per Preferred Share purchase price), as may be adjusted from time to time, and (B) the Preferred CVR Period VWAP.

The foregoing summary descriptions of the material terms of the Common Stock CVR Agreements and Convertible Preferred Stock CVR Agreements are not complete and are qualified in their entirety by reference to the form of each such agreement, which are incorporated herein by reference and attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

On June 7, 2013, in connection with the closing of Common Stock Transaction, the Company issued to the Investors approximately 29.4 million shares of Common Stock. Additionally, on June 7, 2013, in connection with the closing of the Preferred Stock Transaction, the Company issued to the Investors approximately 28.4 million shares of the Company’s Series C Convertible Preferred Stock. Additionally, on June 7, 2013, the Company entered into the Common Stock CVR Agreements and the Convertible Preferred Stock CVR Agreements with each of the Investors.

The Common Shares, Preferred Shares, Common Stock CVR’s and Convertible Preferred Stock CVR’s were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock to be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

As previously disclosed, pursuant to the terms of the Securities Purchase Agreements and the Convertible Preferred Stock Purchase Agreements, the Company has agreed to file a prospectus supplement under its existing “WKSI” shelf registration statement on Form S-3ASR within 15 days following the closing of the Common Stock Transaction and the Preferred Stock Transaction (subject to an extension of up to 10 days) for the purpose of registering the resale of the Common Shares and, if necessary, another prospectus supplement for the purpose of registering the resale of the underlying shares of Common Stock into which the Preferred Shares are convertible within 15 days following the conversion to common stock (subject to an extension of up to 10 days).

Item 3.03. Material Modification to Rights of Securities Holders.

On June 6, 2013, the Company filed articles supplementary to the Company’s charter to create the Series C Convertible Preferred Stock (the “Articles Supplementary”) with the Secretary of State of the State of Maryland, which create and specify the rights of the Series C Convertible Preferred Stock, including the terms and conditions on which the Series C Convertible Preferred Stock would convert into shares of Common Stock.

Each holder of the shares of Series C Convertible Preferred Stock is entitled to receive dividends when, as and if authorized and declared by the Company’s board of directors out of funds legally available for that purpose, at the rate per annum equal to 5.81% of the $15.67 face amount (as may be adjusted from time to time). In addition, within three business days following the earliest to occur of (i) the closing of the Company’s merger with CapLease, Inc. (“CapLease”), (ii) the first trading day following (a) an announcement that CapLease has accepted a competing offer or (b) the Company’s merger agreement with CapLease is otherwise terminated, and (iii) December 31, 2013 (the third business day following such date, the “Election Date”), the Company will have the option to: (A) convert all the shares of Series C Convertible Preferred Stock into such number of shares of Common Stock equal to the liquidation preference of the shares of Series C Convertible Preferred Stock divided by the lowest of (i) a 2% discount to the VWAP of the Common Stock for the 10 trading days prior to the Election Date, (ii) a 2% discount to the closing price on the Election Date and (iii) $15.67 (as such amount may be adjusted upon the occurrence of certain events) or (B) redeem all shares of the Company’s Series C Convertible Preferred Stock in cash at 120% the liquidation preference.

The shares of Series C Convertible Preferred Stock have no voting rights, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the shares of Series C Convertible Preferred Stock.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, the holders of shares of Series C Convertible Preferred Stock rank senior to holders of Common Stock and on parity with holders of both the Company’s Series A Preferred Stock and the Company’s Series B Preferred Stock.

The foregoing summary description of the material terms of the Articles Supplementary is not complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is incorporated herein by reference and filed as Exhibit 3.5 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 in its entirety.

Item 8.01. Other Events.

The information set forth in the Explanatory Note to this Current Report on Form 8-K is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.5	Articles Supplementary for the Series C Convertible Preferred Stock of the Company, dated June 6, 2013.
10.1	Form of Common Stock CVR Agreement.
10.2	Form of Convertible Preferred Stock CVR Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 12, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors